EXHIBIT 5

                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219




                                                              FILE NO.: 29353.41
                                                     DIRECT DIAL: (804) 788-8779

                                February 13, 1997

Board of Directors
Shenandoah Telecommunications Company
124 South Main Street
Edinburg, Virginia 22824

                       Registration Statement on Form S-8
                              Stock Incentive Plan

Gentlemen:

         We are acting as counsel for Shenandoah Telecommunications Company (the "Company") in connection with the registration under the Securities Act of 1933 of 240,000 shares of its common stock (the "Common Stock") pursuant to the Company's Stock Incentive Plan (the "Plan"). The Plan is described in the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on February 13, 1997. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

         We are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         2. The Common Stock has been duly authorized and, when the shares have been issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                Very truly yours,

                                /s/ Hunton & Williams